UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

PETROGRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-184459	27-2019626
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

757 Third Avenue, Suite 2110 New York, NY 10017

(Address of principal executive offices) (Zip Code)

(212) 376-5228

(Registrant’s telephone number, including area code)

Copy of correspondence to:

Marc J. Ross, Esq.

S. Ashley Jaber, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, Fl. 32

New York, NY 10006

Tel: (212) 930-9700         Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 3, 2016, the sole director of the Board of Directors of Petrogress, Inc. (the “Company”), approved a change in domicile from the State of Florida to the State of Delaware through a conversion (the “Conversion”) and recommended the Conversion to the Company’s stockholders for their approval. On November 3, 2016, the holder of a majority of the outstanding voting stock consented in writing to approve the Conversion. The Conversion was effective as of November 30, 2016.

In connection with the Conversion, the Company filed all paperwork necessary to effectuate the Conversion, including (i) a Certificate of Conversion with the Secretary of State of the State of Florida, (ii) a Certificate of Conversion with the Secretary of State of the State of Delaware, and (iii) a Certificate of Incorporation with the Secretary of State of the State of Delaware, as attached hereto and incorporated by reference herein as Exhibit 2.1, Exhibit 2.2 and Exhibit 3.1, respectively. The Company also submitted and cleared its Company-Related Action Notification Form to the Financial Industry Regulatory Authority, Inc. and received final approval related to the Conversion.

Following the Conversion, the Company’s corporate existence is governed by the laws of the State of Delaware and the Certificate of Incorporation and bylaws of the Company (attached hereto and incorporated by reference herein as Exhibit 3.2). The Conversion does not result in any change of the business, assets, liabilities, net worth, or management of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

2.1	Certificate of Conversion filed with the Secretary of State of the State of Florida

2.2	Certificate of Conversion filed with the Secretary of State of the State of Delaware

3.1	Certificate of Incorporation filed with the Secretary of State of the State of Delaware

3.2	Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2016

PETROGRESS, INC.

By:	/s/ Christos P. Traios
Name:	Christos P. Traios
Title:	Chief Executive Officer

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